                                                                    EXHIBIT 99.2

Thomson StreetEvents Transcript
FINAL VERSION

ANF - Abercrombie & Fitch Co.
Q4 2004 Abercrombie & Fitch Co. Earnings Conference Call
Feb. 15. 2005 / 4:30PM ET

================================================================================
Corporate Participants
================================================================================
   *  Tom Lennox
      Abercrombie & Fitch Co. - Director, IR and Corporate Communications
   *  Sue Riley
      Abercrombie & Fitch Co. - CFO & SVP
   *  Bob Singer
      Abercrombie & Fitch Co. - President & COO
   *  Mike Jeffries
      Abercrombie & Fitch Co. - Chairman & CEO

================================================================================
Conference Call Participants
================================================================================
   *  Stacy Pak
      Prudential - Analyst
   *  Kimberly Greenberger
      Smith Barney - Analyst
   *  Jeff Klinefelter
      Piper Jaffray - Analyst
   *  Margaret Mager
      Goldman Sachs - Analyst
   *  Dana Telsey
      Bear Stearns - Analyst
   *  Janet Kloppenburg
      JJK Research - Analyst
   *  John Morris
      Harris Nesbitt - Analyst
   *  Dana Cohen
      Banc of America Securities - Analyst
   *  Paul Lejuez
      Credit Suisse First Boston - Analyst
   *  Lauren Levitan
      S.G. Cowen - Analyst
   *  Joe Teklits
      Wachovia Securities - Analyst
   *  Barbara Wyckoff
      Buckingham Research - Analyst
   *  Monica Brisnehan
      RBC Capital Markets - Analyst
   *  Andrea Newell
      Wells Fargo Securities - Analyst
   *  Gabrielle Kivitz
      Deutsche Bank - Analyst
   *  Rob Schwartz
      JL Advisors - Analyst
   *  Dorothy Lakner
      CBIC World Markets - Analyst
   *  Robin Murchison
      Jefferies & Company - Analyst
   *  Mark Friedman
      Merrill Lynch - Analyst
   *  Phil Rabinski
      - Analyst
   *  Jamie Shineheit
      Merrill Lynch - Analyst
   *  Mitch Kummetz
      D.A. Davidson - Analyst

================================================================================
Presentation
--------------------------------------------------------------------------------
Operator [1]
--------------------------------------------------------------------------------
 Thank you for standing by, and welcome to this Abercrombie & Fitch fourth quarter earnings results conference call. Just as a reminder, this conference is being recorded. If you have a question at any time during today's conference, you may signal us by pressing star 1 on your touch-tone telephone. We will open the call at the end to take your questions. At this time, I would now like to turn the conference over to Mr. Tom Lennox. Please go ahead, sir.

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--------------------------------------------------------------------------------
  Tom Lennox, Abercrombie & Fitch Co. - Director, IR and Corporate
 Communications [2]
--------------------------------------------------------------------------------
 Good afternoon, and welcome to our fourth quarter conference call. After the market closed, we e-mailed to your offices the quarterly sales and earnings release, balance sheet, income statement, and an updated financial history. If you have not received these materials, please call Jill Swansiger at 614-283-6751 and she will forward them to you.

 This call is being taped and can be replayed by dialing 888-203-1112. You will need to reference the conference I.D. number, 718076 to access the replay. You may also access the replay through the Internet at abercrombie.com.

 With me today are Mike Jeffries, our Chairman and Chief Executive Officer; Bob Singer, President and Chief Operating Officer; Sue Riley, Senior Vice President and Chief Financial Officer; and Mike Woodworth, Senior Investor Relations Analyst. Today's earnings call will be limited to 1 hour in time. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit yourself to 1 question, so that we can speak with as many callers as possible.

 Before I begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. Now to Sue.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [3]
--------------------------------------------------------------------------------
 Hi, everyone. Before I begin, I would like to point out that we restated our results from prior periods due to accounting changes, which I will discuss in more detail in just a few moments. However, I would like to point out that all references to prior period and current amounts have been restated to reflect this change.

 Total sales for the fourth quarter were $687.3 million, a 23 percent increase versus last year's fourth quarter sales of $560.4 million. Total Company comparable store sales increased 9 percent for the quarter. Fiscal-year 2004 sales were $2 billion 21 million, versus $1 billion 708 million last year, an increase of 18 percent. Comparable store sales for the 2004 fiscal year increased 2 percent from last year.

 For the quarter, comps by brand were as follows. In the adult brand, Abercrombie & Fitch comparable store sales increased 4 percent. Both men's and women's comps were up in the mid-single digits. In Hollister, same store sales increased 19 percent, compared to last year for the quarter. Guys comps increased in the high teens, while girl's comps increased in the low 20s.

 In our kid's brand, Abercrombie, comps increased 16 percent. Boy's comps were in the low-double digits, while girl's comps were in the high teens. On a regional basis comps were strongest in the West and Northeast and weakest in the Midwest and South. Every region, however, reported positive comps for the quarter.

 The gross income rate for the quarter was 49 percent, increasing 240 basis points from last year's rate of 46.6 percent. The increase in gross margin rate resulted largely from lower mark downs versus last year, coupled with higher initial markup this year, partially offset by some margin erosion resulting from RUEHL. For the full year, the gross income rate was 45.1 percent, versus 42.1 percent last year. An increase of 300 basis points. This year's increase in gross income resulted largely from higher initial markup, coupled with lower mark downs, which were partially offset by some margin erosion from RUEHL.

 As a result of strong holiday selling, our fall carry-over merchandise is down from last year. However, due to planned increase in early -- a planned increase in earlier receipts of spring and denim merchandise, we ended the quarter with inventories up 11 percent per gross square foot versus last year at cost.

 The fourth quarter SG&A rate was 24.2 percent of sales, 520 basis points higher than last year's 19 percent rate. The increase includes 310 basis points resulting from in-store expense, primarily for staff and management to improve the look of our stores, through better presentation and service. We believe that a substantial portion of this expense was recovered through reduced merchandise shrink, which was subsequently sold. Bob will elaborate on the store investment program in a moment.

 This store's SG&A -- this quarter's, excuse me, SG&A rate also included 150 basis point increase relating to our incentive bonus program. This year, we increased our payout of incentive bonus resulting from strong third and fourth quarters' results. While last year, the payout was substantially lower. The remaining increase results from higher home office and marketing expenses.

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 For the year, SG&A expenses were 27.8 percent of sales, 520 basis points higher than last year's rate of 22.6 percent. The increase in SG&A is largely driven by increased in-store expense associated with the store investment program. The increase also includes a $40.9 million non-recurring expense in connection with the settlement of 3 related diversity lawsuits. The balance pertains primarily to increased expense in the home office.

 Our e-commerce business continues to grow nicely. In the fourth quarter net sales from the Internet increased 29 percent versus last year, driven by growth in Abercrombie & Fitch and Hollister. Our international e-commerce sales increased 107 percent versus last year and accounts for approximately 30 percent of the total e-commerce business. For the year, e-commerce sales increased 37 percent from last year, largely driven by an increase in international sales.

 Operating income for the quarter increased 10 percent, to $170.6 million, from $154.7 million last year. For the year, operating income was $349.5 million, versus $332.6 million last year, an increase of 5 percent. Operating income for the year includes a 40.9 million charge that reflects a settlement of 3 related diversity lawsuits.

 For the fourth quarter, net income increased from $94.5 million, to $104.5 million, an increase of 11 percent. Fiscal 2004 net income increased 6 percent versus last year, reaching $217.5 million. Please note that net income for fiscal 2004 includes a $25.6 million non-recurring net-of-tax charge that reflects the previously mentioned settlement of 3 related diversity lawsuits.

 Total fourth quarter fully-diluted weighted shares were 90.8 million. Total fully-diluted shares outstanding as of January 29, 2005, were approximately 89.2 million. For the year, total weighted average shares were 95.1 million. Fourth quarter net income per share on a fully-diluted basis increased 19 percent to $1.15 from $0.97 last year. For the year, net income per share on a fully-diluted basis rose 11 percent to $2.29 versus $2.07 last year. Again, net income per share includes the effect of $0.27 from the non-recurring charge to settle the 3 diversity lawsuits.

 During the fourth quarter of 2004, we repurchased 5.2 million shares as part of our existing stock repurchase program at a cost of $236.8 million. For the year, total shares repurchased were $11.2 million -- excuse me, 11.2 million shares, at a cost of $434.7 million. During the fiscal 2004, we paid a dividend of $0.50 per share to shareholders, and the Board declared a quarterly dividend of $1.25 per share --

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [4]
--------------------------------------------------------------------------------
 No, no, $0.12.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [5]
--------------------------------------------------------------------------------
 $0.12, I'm sorry, $.12.5 per share payable on March 22, to shareholders of record, as of March 1, 2005. Sorry about that.

 During the quarter, we opened 2 Abercrombie & Fitch stores, 3 Abercrombie stores, 32 Hollister stores and 1 RUEHL store. We closed 8 Abercrombie & Fitch stores and 7 Abercrombie stores during the quarter, and 1 Abercrombie & Fitch store closed for remodel as -- and is expected to reopen in the second quarter of 2005. We ended fiscal 2004 with a total of 356 Abercrombie & Fitch stores, 171 Abercrombie stores, 256 Hollister stores, and 4 RUEHL stores.

 For fiscal 2005, we plan to open approximately 18 new Abercrombie & Fitch stores, 3 new Abercrombie stores, 55 new Hollister stores, and 4 new RUEHL stores. In addition, we are planning to convert 3 Abercrombie & Fitch and 5 Abercrombie kids stores to Hollister stores. We also plan to convert 1 Abercrombie & Fitch store to RUEHL. Total square footage is expected to grow by approximately 9 percent during 2005.

 In order to comply with statement of -- Statement of Financial Accounting Standard number 13, Accounting for Leases, and Financial Accounting Standards Board technical bulletin number 88-1, issues relating to accounting for leases, we have made a decision to restate consolidated balance sheets as of January 31, 2004, and February 1, 2003, to reflect the unamortized portion of construction allowances as a deferred lease credit, rather than a reduction to property and equipment.

 Further, we are restating our consolidated statement of cash flows for the fiscal years ended January 31, 2004, and February 1, 2003, and February 2, 2002, to present construction allowances within operating activities, rather than as a reduction of capital expenditures within investing activities. This restatement also has a relatively immaterial impact on our consolidated statements of income, which have also been corrected. The net impact -- the net income impact per year is less than $1 million.

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 As I'm sure you noted from our press release, we have provided you with our outlook for 2005. We also believe that providing guidance on an annual basis is a more meaningful time frame than quarterly. We believe that establishing this annual guidance will provide investors with the same performance measurement basis as our Board in terms of how we are now managing our business.

 We also realize that by adopting this annual financial guidance policy, we have an obligation to update if our performance throughout the year falls materially above or behind the stated guidance ranges. Thus, the annual guidance will be confirmed or changed on each subsequent quarterly call, or on an interim basis if warranted.

 For fiscal 2005, we expect total capital expenditures to be between $225 million and $250 million. The majority of these expenditures are related to new-store construction, remodels, and home office investments. These amounts do not include construction allowances, as mentioned earlier, construction allowances are now recorded in the balance sheet as a deferred credit, as opposed to a reduction of capital spending. In 2004, capital expenditures were $186 million on the same basis.

 I would like to finish by discussing our profit expectations for 2005. Assuming sales growth of approximately 20 percent in 2005, we expect annual earnings per share to be in the range of $2.80 to $3.00 per fully diluted share, which is currently in line with the First Call consensus estimates. Also, as mentioned in the press release, this does not include the impact on 2005 net income per share resulting from the implementation of FASB 123-R, which will be implemented beginning in the third quarter of 2005. At this point there are many variables which will impact our implementation of this pronouncement, and as such it is premature to estimate the amount at this time.

 I would now like to turn the call over to Bob.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [6]
--------------------------------------------------------------------------------
 Thank you, Sue. Our performance in the fourth quarter of fiscal 2004 was outstanding. Each of our brands maintained great momentum during the quarter, and in addition to reporting impressive financial results, we made significant progress by investing across our organization.

 As discussed on our third quarter earnings call, we have implemented a program designed to increase control and discipline over store operations, as well as to improve the in-store experience for our customers. A large part of this initiative involves increasing coverage in stores by adding managers and brand representatives. Early results of the store investment program are quite favorable. By increasing staff coverage throughout most of our stores, we have enhanced customer service levels, while also improving store presentation standards.

 While these 2 areas are very important in maintaining an excellent in-store standard, we have also experienced a correlated significant reduction in shrink, which has contributed to a stronger gross margin rate and increased sales. We are also able to manage the business from a planning and allocation standpoint more effectively. As Sue mentioned, the increase in store payroll compared to last year was a large part of the overall SG&A increase for the quarter.

 We believe that several years of tight expense management drove store payroll down to levels that did not permit us to reflect the aspirational in-store experience, which is strategic for the success of our brands. We believe this strategy has enabled us to more clearly distinguish ourselves from our competitors. Many people, including analysts and investors in the financial community, have commented to us they have seen and appreciate the change. We are firmly convinced that this has been a major contributing factor to our improved fourth quarter sales and profit performance.

 Our newest concept, RUEHL, currently stands at 4 stores. At this point, it is still too early for the business to make a meaningful contribution from a volume or profit standpoint. However, the first results have confirmed our conviction that RUEHL has great potential to become a significant contributor to Abercrombie & Fitch's profits.

 In both 2005 and 2006, RUEHL will still have too few stores to generate sufficient sales and margin to cover its operating expenses. RUEHL has generated a net-of-tax loss of approximately $12 million in 2004, and we have budgeted approximately $18 million net-of-tax loss for 2005. We believe that the appropriate manner to consider these net losses is as a form of development expense. We expect the loss to decline in 2006, as we begin to open additional stores, and widen merchandise collections and improve initial and maintain margins. We hope that RUEHL will be profitable by the end of 2007.

 We have begun an international expansion and we have signed leases or involved in negotiations which will allow us to open 5 stores in Canada during 2005. We are planning to open 1 Abercrombie & Fitch store and 2 Hollister stores in Toronto, and 1 Abercrombie & Fitch store and 1 Hollister store in the Edmondton area.

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 We believe there is also potential for our brands in other Canadian cities, and long-term, we believe we can operate successfully approximately 20 stores in Canada. In addition, starting February 1, we have high hired a CEO and CFO for our European business, and we now expect that we will be able to begin opening stores in Europe by late 2006.

 Finally, I would like to briefly mention the litigation that was filed last week in which we recently announced. Due to the nature of this matter, we will not be able to discuss it during this call, and we respectfully ask that you refrain from asking any questions about it. Thank you.

 And now, Mike will offer further comments on the business.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [7]
--------------------------------------------------------------------------------
 Thank you, Bob. As many of you recall on last year's fourth quarter earnings call, I said that driving volume was our single biggest focus for fiscal 2004. I'm proud to say that we achieved this goal, but very importantly, we achieved it in a manner that is consistent with the aspirational positioning of our brands. I was pleased with our financial performance for both the fourth quarter and full-year in 2004. Our results were solid from a volume, margin, and earnings standpoint. In addition to these strong results, we have improved quality in every aspect of our business, and our stores look and feel better than ever.

 While each of our businesses performed very well in 2004, Hollister's performance throughout the year was exceptional. Today, Hollister is broadly recognized as a leading aspirational brand for the high school-aged guy and girl. The business recorded a double-digit comparable store increase for the year, sales productivity exceeded $420 per square foot, and the business surpassed Abercrombie & Fitch's industry-leading gross margins. Hollister will continue to be the growth vehicle for our Company in 2005.

 In some ways, I am most proud of the improvements made at the Abercrombie & Fitch business. Our team did an excellent job of differentiating this brand from the competition by increasing quality and stressing aspiration in every element of the brand. Our casual luxury theme is integrated throughout our brand experience, and truly defines what Abercrombie & Fitch represents. Ezra Fitch, our high quality classics line is inspired by our past while reinforcing casual luxury. The brand is moving forward, and I believe its strength has favorably impacted the kid's business.

 Our newest brand RUEHL, which targets the 22 to 35-year-old is off to a great start. The brand is deeply rooted in it Greenwich Village heritage, offering world-class leather goods designer denim and casual apparel with sophisticated fabrications. The in-store experience, which embodies the concepts of luxury and mystery, reflects the feel of a classically inspired modern residence. We have a very strong merchandising and design team working on RUEHL. I'm confident that the brand will be a major contributor to the Company in the future.

 Overall, our results in fiscal 2004 reflect strong improvement in many areas of the business. I believe that we're on track for another successful year in 2005 and I'm confident that our business is well positioned to achieve profitable growth over the long term.

 Now we are available to take your questions. Please limit yourself to 1 question so that we can speak to as many callers as possible. After everyone has had a chance, we will be happy to take follow-up questions. Thank you.



================================================================================
Questions and Answers
--------------------------------------------------------------------------------
Operator [1]
--------------------------------------------------------------------------------
 Thank you very much, sir. (Operator Instructions). And we will go ahead and take our first question from Stacy Pak with Prudential.

--------------------------------------------------------------------------------
 Stacy Pak, Prudential - Analyst [2]
--------------------------------------------------------------------------------
 Hi, thanks.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [3]
--------------------------------------------------------------------------------
 Hi, Stacy.



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--------------------------------------------------------------------------------
 Stacy Pak, Prudential - Analyst [4]
--------------------------------------------------------------------------------
 Hi. So I guess my question would be on the shrink recovery and the SG&A guidance. When you guys reported sales, you talked about net income being up in line with comp. It came out better than that. Is the differential shrink? And does that suggest some sort of run rate in shrink recovery for '05? And the SG&A dollars were up, what was it, like 55 percent or something like that in this quarter. I know it is a bigger sale quarter for you, but can you give us any sort of magnitude on SG&A dollar guidance in '05 and preferably some sense first half, second half?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [5]
--------------------------------------------------------------------------------
 Okay, I will try to take that. I think, Stacy, that as far as the shrink goes, there has been a significant improvement in the fourth quarter, and we expect there to be -- continue to be significant improvement. We would not -- we prefer not to really give specific numbers, but I think the most significant point I want to make is that, as you know, shrink generally appears in the accounts as a cost, and so one could think of a shrink reduction as measured by the reduced costs of the merchandise that has been lost. But in reality, what we realize and what we believe has been happening is that since we sell almost everything that we put into our stores, either at full price or at a mark-down price, the benefit, in fact, to the top line of the reduced shrink has been rather substantial, and it has been a big contributor to the increase in sales. But I think it is not really possible or appropriate to try to put a specific number on it.

 As far as the SG&A guidance goes, I think that the levels that we had of store expense in the fourth quarter, are levels that we would expect to see in the fourth quarter of next year. We wouldn't expect substantial further increases. On the other hand, we will be increasing the costs in the first part of 2005 compared to 2004. The magnitude of the increase in absolute dollar terms may be not as great, because of the seasonality of the business. But it is also true that the incidents of those costs to the sales and profits in the first half of the year may actually be greater than they were in the fourth quarter. Because again, of the seasonality of the business.

 So the way we're thinking about this is not just about dollars in the store. We're thinking about, A, an appropriate level of coverage to run the stores as they need to be run. And that is something that needs to be done at all times during the year. So for example, 2 very specific areas that we focused on, front-room coverage at all times, and fitting-room coverage, and also, additional manager coverage in the store, to ensure better levels of service, these are things that we need to do throughout the year, and so the leverage is different, obviously, in the spring than it would be in the fall and particularly in the last months of the year.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [6]
--------------------------------------------------------------------------------
 Bravo, Bob.

--------------------------------------------------------------------------------
Operator [7]
--------------------------------------------------------------------------------
 We will next take a question from Kimberly Greenberger with Smith Barney.

--------------------------------------------------------------------------------
 Kimberly Greenberger, Smith Barney - Analyst [8]
--------------------------------------------------------------------------------
 Great. Thank you, good evening.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [9]
--------------------------------------------------------------------------------
 Hi, Kimberly.

--------------------------------------------------------------------------------
 Kimberly Greenberger, Smith Barney - Analyst [10]
--------------------------------------------------------------------------------
 Mike, one of the things that we struggle with as we sort of try to analyze your business from the outside is the volatility in the sales growth rates, and since the 2005 outlook that you've given is predicated on approximately 20 percent sales growth, I'm wondering what are the things that you've seen over the last 3 or 4 months that you think may lend a little bit more stability to that top-line growth rate? Just looking back at '04, it looks like it varies from about 12 percent to 23 percent. So as you look at '05, what are the things that you're seeing in your business that give you some level of comfort that the '05 revenue growth is maybe slightly more predictable, or is it in fact more predictable than what we have seen historically?



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--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [11]
--------------------------------------------------------------------------------
 Well, I think the answer to that is very easy. Look at the momentum growth from third to fourth quarter. And it's significant in every one of our brands. So I have not a great difficulty in projecting that that momentum will increase. And
I wouldn't say increase, will continue. Let's say that. I think the -- the increased momentum is very wide-based in terms of brand, in terms of sex, and by classification. So we're willing to state that we should see volume improvement throughout this year.

--------------------------------------------------------------------------------
Operator [12]
--------------------------------------------------------------------------------
 We will next take a question from Jeff Klinefelter of Piper Jaffray.

--------------------------------------------------------------------------------
 Jeff Klinefelter, Piper Jaffray - Analyst [13]
--------------------------------------------------------------------------------
 Yes, congratulations on a great finish to the year to everybody.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [14]
--------------------------------------------------------------------------------
 Thank you, Jeff.

--------------------------------------------------------------------------------
 Jeff Klinefelter, Piper Jaffray - Analyst [15]
--------------------------------------------------------------------------------
 A couple, or just a quick question for you, Mike, in terms of the current trends. Clearly there has been sort of a cleaned up classic, almost prepped influence here throughout the industry and it is driving a lot of positive business in denim. You guys have done a great job of bringing your price points up, particularly with Ezra Fitch. Is there any sense that that is going toward more of a cleaned up, less destroyed look going forward, picking up that some of the higher end brands are going that direction in denim. And then just within women's, is there -- what are you seeing out there that is driving that business? Is there some sort of a Bohemian influence that will make its way into your assortments?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [16]
--------------------------------------------------------------------------------
 I have a tough time talking on this call about fashion, and I really don't want to do so, Jeff, because fashion is something that we protect our information about. The denim business is strong and I believe will continue to be so. Our focus is on improving the quality across the business. And I think you can see it in our inventories, and you will continue to see that improvement in quality on a month-by-month, quarter-by-quarter basis. Thanks.

--------------------------------------------------------------------------------
Operator [17]
--------------------------------------------------------------------------------
 Next up, we will hear from Margaret Mager with Goldman Sachs.

--------------------------------------------------------------------------------
 Margaret Mager, Goldman Sachs - Analyst [18]
--------------------------------------------------------------------------------
 Hi.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [19]
--------------------------------------------------------------------------------
 Hi, Margaret.

--------------------------------------------------------------------------------
 Margaret Mager, Goldman Sachs - Analyst [20]
--------------------------------------------------------------------------------
 Hi. A couple of questions. First of all, on the outlook for square footage growth for 2005, specifically on Hollister, can you talk about what you think is the long-term potential for number of units for Hollister? Because we had been thinking that it could drive more like a double digit or a low teens kind of growth rate in footage for the Company, and so I would like to hear your updated thinking on that. And then secondly --

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [21]
--------------------------------------------------------------------------------
 One question, Margaret. Remember.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [22]
--------------------------------------------------------------------------------
 We will answer that question, Margaret. Good question. Bob will answer it.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [23]
--------------------------------------------------------------------------------
 I think -- what we've done, Margaret, is we've tried to moderate the growth rate of the Hollister stores for 1 very specific reason, that we're still enjoying very substantial comp-store growth, and so there is a lot of growth that we think we will realize through 2005, just from the existing store base. And secondly, we believe that we can manage the store growth better by not exaggerating the number of stores that we add. And obviously, if we tried to continue to increase in double digits every year, it would force us to add increasingly more stores to the store base.

 And what we found is that if we moderate that growth rate, we can still generate extraordinary growth for the brand as a whole, and you've seen we've done that and we believe we will have extraordinary growth also in 2005. But put less pressure on the store's organization to execute the increased number of stores, and thereby allow them to manage that better, and we think that by doing that, we actually run the stores better, and that, paradoxically, perhaps we have a little bit less square footage, but hopefully we actually improve the performance even more. And that is the strategy we've adopted.

 In terms of the long-term potential, Hollister is now a bit more than 250 stores. I think we feel it is pretty clear that there's plenty of room to increase that. I would hazard to say that we can probably at least double the number of stores in the coming years. And again, with the experiments that we're starting to do now, with the smaller Hollister format, it is possible that we will be able to identify locations in smaller markets where a smaller Hollister would be able to be successful, and thereby increase the number of potential stores.

 So in conclusion, I think there is still several years of major potential square footage growth for Hollister and I think also we haven't yet realized anywhere near the potential that the stores themselves can generate in terms of total sales.

--------------------------------------------------------------------------------
Operator [24]
--------------------------------------------------------------------------------
 We will next take a question from Dana Telsey of Bear Stearns.

--------------------------------------------------------------------------------
 Dana Telsey, Bear Stearns - Analyst [25]
--------------------------------------------------------------------------------
 Good afternoon, everyone. And congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [26]
--------------------------------------------------------------------------------
 Hi, Dana.

--------------------------------------------------------------------------------
 Dana Telsey, Bear Stearns - Analyst [27]
--------------------------------------------------------------------------------
 Looking at the business, it certainly seems the drivers are the rebound in the ANF -- in the Abercrombie margin, we got some more details on Hollister given the exact dollar sales number, and obviously, the enhanced execution. Going forward, as you look at the blend of gross margin improvement and the investment in the business, where does it come from? Is it IMU, is it full price? And on your investment spend, how much, excluding the allowance, is true investment spend and how much is going to Europe, and SG&A, and in CapEx? Thank you.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [28]
--------------------------------------------------------------------------------
 That is the longest 1 question we've ever had.

--------------------------------------------------------------------------------
 Dana Telsey, Bear Stearns - Analyst [29]
--------------------------------------------------------------------------------
 You like that? I tried.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [30]
--------------------------------------------------------------------------------
 Boy, that was skillful.

--------------------------------------------------------------------------------
 Dana Telsey, Bear Stearns - Analyst [31]

--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [32]
--------------------------------------------------------------------------------
 First, gross margin. We're not -- Bob, would you like to address that? From an IMU perspective, we're not projecting an increase in IMU. As all of you know, we have never projected an increase in IMU. However, I -- and we've achieved increases, however, I think we're getting to the upper limits of that at this moment.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [33]
--------------------------------------------------------------------------------
 I think in terms of maintained margin, I think -- again, it always depends on the success of particular collections. We don't see -- we're not planning on major trend increases on either the initial or the maintain margins. Okay. The other part of your question was -- we got lost about --

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [34]
--------------------------------------------------------------------------------
 Dana? Okay, I'm sorry, Dana. Next question, please?

--------------------------------------------------------------------------------
Operator [35]
--------------------------------------------------------------------------------
 We will take the next question from Janet Kloppenburg of JJK Research.

--------------------------------------------------------------------------------
 Janet Kloppenburg, JJK Research - Analyst [36]
--------------------------------------------------------------------------------
 Hi, guys. Congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [37]
--------------------------------------------------------------------------------
 Hey, Janet.

--------------------------------------------------------------------------------
 Janet Kloppenburg, JJK Research - Analyst [38]
--------------------------------------------------------------------------------
 Just a question on the square footage growth. Is this 9 percent level, Bob, where you're comfortable or do you see that growing in future -- in future years, as perhaps the international business becomes a bigger growth opportunity? Or as you consider expanding Hollister? And does it include the thought that the ANF plant, the adult ANF plant in the U.S. is a mature business? Thanks.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [39]
--------------------------------------------------------------------------------
 Well, I think that as -- rather than think of it is as a percentage, Janet, I would rather think of it among the different brands and what their potential is. Certainly Hollister as a brand is probably -- the idea of opening 50 to 60 stores a year is probably the right level, it makes sense, and obviously, as that store portfolio increases, the percentage increase would be lower. But we would still be adding every year a similar level. And as we've said before, the sales -- we see Hollister as it ramps up year-over-year, and new stores, they become more and more productive over time, and so that increase in sales can come both from the new square footage and also from like-for-like increases.

 Abercrombie & Fitch, as we've said before, we think in general, in the United States, is -- its total square footage and its total store position is relatively static. The one thing that we are doing, as you know, is we're adding on flagships in New York and we're going to be doubling the size of the Grove store in Los Angeles, which will also become a flagship, and there is a third flagship that we don't want to talk about yet that we're looking at, and so that will increase somewhat the ANF footage.

 But the real growth will come from overseas, and it is too early, Janet, to really talk in a rational way about what those numbers might be. But we do believe that there is a substantial potential market there. Little Abercrombie, we're not really planning to add any more stores, but then again, we've seen in the last quarter substantial improvement in productivity and we think that by continuing good focus on product and continuing good focus on customer service, and I think one of the things that we've realized very clearly is that the customer in the little Abercrombie store is in fact an adult who expects and responds really very well to good customer service. So we will get better productivity there.

 And as you know, RUEHL is basically in its infancy and I think as we start to roll it out, the potential number of stores is fewer, certainly than for Hollister or Abercrombie & Fitch, but I think as we start to get it rolled out we should be able to add a pretty substantial amount of space each year, say from 2006 onward.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [40]
--------------------------------------------------------------------------------
 Thanks, Janet.

--------------------------------------------------------------------------------
Operator [41]
--------------------------------------------------------------------------------
 Next up we will hear from John Morris of Harris Nesbitt.

--------------------------------------------------------------------------------
 John Morris, Harris Nesbitt - Analyst [42]
--------------------------------------------------------------------------------
 Thanks. My congratulations to you, too, guys.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [43]
--------------------------------------------------------------------------------
 Thanks, John.

--------------------------------------------------------------------------------
 John Morris, Harris Nesbitt - Analyst [44]
--------------------------------------------------------------------------------
 I guess inventory, planning on a go-forward basis, you mentioned kind of where you guys finished this year, can you give us a little bit more color, what you're looking for on a go-forward basis? Because it sounds like maybe it was a little bit higher. You had planned early receipts. And, Mike, to the extent you want to comment on your philosophy, looking out over the course of the next year on how you're going to manage the inventories, if it's changed at all or any kind of color you want to give us there. Thanks.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [45]
--------------------------------------------------------------------------------
 Let me start and I will turn it over to Sue. The increase in the February BOM came primarily in denim and some earlier spring receipts that we brought in earlier than we had originally anticipated. We are going to build the level of denim in the Company pretty substantially from now through -- through the balance of the year. It is a -- it is a business that is performing very well for us. It is a natural part of our casual business. And we expect to be intensifying those inventory levels in each of our brands.

 Many of you have lived through my miseries in terms of too little stock, out of stocks in size and washes, throughout the chain, and a major thrust of this Company right now is to remedy that. We will build the inventory levels in denim, which is not a risky investment at all, as our styles evolve there, it is not -- there is not revolutionary change. So you will see a marked increase in denim in the business. We will continue to control the inventories in the rest of the fashion stock as we have in the past. Now, Sue can give you a little flavor.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [46]
--------------------------------------------------------------------------------
 Okay, I think you've said it all, Mike. But if you look at our inventories without denim, we would expect to see some moderate increases, primarily concentrated in ANF. And then as Mike just articulated, you would expect to see some fairly large increases on our inventory per square foot when you include denim. And that's largely because we ran very low throughout most of 2004.

--------------------------------------------------------------------------------
 John Morris, Harris Nesbitt - Analyst [47]
--------------------------------------------------------------------------------
 Thanks.

--------------------------------------------------------------------------------
Operator [48]
--------------------------------------------------------------------------------
 Next we will hear from Dana Cohen of Banc of America.

--------------------------------------------------------------------------------
 Dana Cohen, Banc of America Securities - Analyst [49]
--------------------------------------------------------------------------------
 Hi, guys. And congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [50]

--------------------------------------------------------------------------------
 Thank you, Dana.

--------------------------------------------------------------------------------
 Dana Cohen, Banc of America Securities - Analyst [51]
--------------------------------------------------------------------------------
 Bob, just going back to what you said earlier, and just it sounds like you're only going to be giving guidance on an annual basis, but just sort of looking at the pattern, front-loaded Q1 and Q2 SG&A, I just want to make sure I understand, it sounds like the percentage increase in the first half will be high, but perhaps not quite the increase of what we saw in Q4. And can you also just touch on gross margin. And then also can you touch on the CapEx, which is going up even though square footage growth is going down, why is that?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [52]
--------------------------------------------------------------------------------
 Okay, well, starting with the last question, first. The CapEx is going up for basically 3 reasons. One is the cost of the flagships, which even though they're only 2 stores, is a substantial amount of money. And in the New York store in particular, we're going to be an entry which will then be retaken. In the Los Angeles store we will be developing a new concept. It is a large store, and the cost of the reconstruction in New York are notoriously expensive. That's the first thing.

 The second thing is that we are, in addition to adding stores, we're going through a pretty significant remodeling process. We've made a decision that we want to remodel or get out of as many of the chain format stores, which was the format that was launched at the end of the '80s and the beginning of the '90s and there was still about 40 of these stores in our system. And except for a few where we plan to ultimately close the stores, but where we have lease commitments that we can't get out of, and where we're still making money, so that it would be harming ourselves if we just closed the store and had to buy ourselves out of the lease. We plan, by the end of the year, to be out of these chain stores completely, and there is is a fair amount of expenditure for remodeling those stores in the newer format.

 The last thing is that we're planning on building a building here at our home office. It is going to be a technical facility that we will be able to do development of products, experimentation. It will give us much more control over our sourcing processes an we think it is going to make a big difference in our product development initiatives and so we've budgeted for that as well. And those are the 3 main changes. And then you asked about the --

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [53]
--------------------------------------------------------------------------------
 She asked about --

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [54]
--------------------------------------------------------------------------------
 Front loading --

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [55]
--------------------------------------------------------------------------------
 No you talked about the front loading. Dana, just to repeat what I said before, we would expect that the incidents of the SG&A in the first half of the year, the increased SG&A, would result in a lower increase in profits in the first half of the year, than we might see in the second half.

--------------------------------------------------------------------------------
Operator [56]
--------------------------------------------------------------------------------
 The next question will come from Paul Lejuez with CS First Boston.

--------------------------------------------------------------------------------
 Paul Lejuez, Credit Suisse First Boston - Analyst [57]
--------------------------------------------------------------------------------
 Thanks, guys. I was just wondering with the move to casual luxury, have you found that you're attracting a new customer base or is it the same customer? And also, have you found more or less cross-shopping between Abercrombie & Fitch and Hollister? And just one other thing, I'm just wondering if your yearly guidance includes any share prepurchase assumption?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [58]
--------------------------------------------------------------------------------
 Okay. Let me go after that. The casual luxury increased quality in ANF, addition of Ezra, I think we're getting some of both. We're getting more business from our existing base, and we're adding a level of quality-oriented customer that we probably did not have in the past. It is difficult to quantify that. I do think that your question is a really astute one, though, because I believe that the path we're on will result in less cross-shopping than has existed in the past. Again, that's very difficult to determine from figures. But it looks that that is the way that it is going.

 And I have to add a third issue, and that is that there seems to be very little cannibalization from RUEHL or to RUEHL from the ANF brand. So a great question. I feel that each of the brands is on a very different track, that the customers are clearly segmented, and I think we will see much less cross-over than we have in the past.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [59]
--------------------------------------------------------------------------------
 And to address very briefly the point about share repurchases, we don't want to talk specifically about what share repurchases we might make during the year, but as we previously announced, we intend to manage the Company with a cash balance of between $300 and $350 million. And so to the extent that we do throw off excess cash, it is quite possible that we would buy back shares. That's the most likely thing for us to do with it.

--------------------------------------------------------------------------------
Operator [60]
--------------------------------------------------------------------------------
 The next question will come from Lauren Levitan with S.G. Cowen.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [61]
--------------------------------------------------------------------------------
 Hi, Lauren.

--------------------------------------------------------------------------------
 Lauren Levitan, S.G. Cowen - Analyst [62]
--------------------------------------------------------------------------------
 Hi, good afternoon. Is it appropriate for us to think about your spending levels by looking at SG&A per square foot versus historical levels? When we look at what you just completed in this quarter, it takes you back to about the '99 levels, but you've obviously got a lot of new initiatives, like RUEHL, and like international, and like the flagships, which are clearly putting pressure on that relative to the square footage base. So should we think that going back to those peak levels is where we should be modeling going forward? Or are those investments creating some exceptional levels that will dissipate as those become revenue-producing? Thanks.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [63]
--------------------------------------------------------------------------------
 Well, I think part of the answer has to be that there is an element of G&A which has got nothing to do with the store expense, so you really can't put it into relation to the square footage in the store. And it is not an indifferent amount. I think that in terms of the store expenses themselves, the management and the associates in the store, again as I said before, I think that the cost per square foot in the earlier part of the year would likely be somewhat less than it was in the fourth quarter. But it will definitely be considerably more than it was last year in the first half of the year. And I think the idea of sort of going back to a level of reference from several years ago, I'm not sure that that is appropriate or not. and quite honestly I wasn't here so it is hard for me to say. But it will definitely be more in the first half than it was last year.

--------------------------------------------------------------------------------
Operator [64]
--------------------------------------------------------------------------------
 The next question we will take comes from Joe Teklits of Wachovia Securities.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [65]
--------------------------------------------------------------------------------
 Hi, Joe.

--------------------------------------------------------------------------------
 Joe Teklits, Wachovia Securities - Analyst [66]
--------------------------------------------------------------------------------
 Hi, guys. Great finish to the year. Add my congratulations. I have one question of clarification. In Sue's comments she said 18 Abercrombie & Fitch stores, I think that's what heard. I didn't read it that way in the release and when I add up all the stores she gave us, I get to like 12 percent square footage growth not 9. So I don't know if you are shrinking them or if I heard the number of stores wrong.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [67]

--------------------------------------------------------------------------------
 We will look that up. Hold on, Joe.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [68]
--------------------------------------------------------------------------------
 We did say 18 new Abercrombie & Fitch store, 3 new Abercrombie stores. I think the press release recorded from net. So maybe we can get back to you. There are some conversions in there as well, so let us get back to you with the specifics on square footage, okay?

--------------------------------------------------------------------------------
 Joe Teklits, Wachovia Securities - Analyst [69]
--------------------------------------------------------------------------------
 Okay, thanks.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [70]
--------------------------------------------------------------------------------
 Thanks, Joe.

--------------------------------------------------------------------------------
 Joe Teklits, Wachovia Securities - Analyst [71]
--------------------------------------------------------------------------------
 Good luck.

--------------------------------------------------------------------------------
Operator [72]
--------------------------------------------------------------------------------
 Next we will hear from Barbara Wyckoff of Buckingham Research.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [73]
--------------------------------------------------------------------------------
 Hi, Barbara.

--------------------------------------------------------------------------------
 Barbara Wyckoff, Buckingham Research - Analyst [74]
--------------------------------------------------------------------------------
 Hi, everyone. I will add my congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [75]
--------------------------------------------------------------------------------
 Thanks.

--------------------------------------------------------------------------------
 Barbara Wyckoff, Buckingham Research - Analyst [76]
--------------------------------------------------------------------------------
 Mike, looking -- I don't want to you look forward at the merchandise, if you look back at holiday and fall, if you could do it over what would you do differently by division?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [77]
--------------------------------------------------------------------------------
 By division, I would have -- in the sweater, female sweater business, in ANF, we had a lot of quality fall-out. So to back up there, I would say, we should have been more stringent in terms of our quality controls. We took -- had to eliminate from our assortments on the floor, a huge number of sweaters that were cashmere blend, again to protect the quality level of the brand, we did so, and by doing so, we lost a lot of volume, and a lot of margin, by the way.

 I would have flowed even more denim in every brand for both sexes. We continue to experience denim shortages throughout the fourth quarter. Those are the 2 biggest areas that I think impacted our volume and margin for the fourth quarter. Thanks, Barbara.

--------------------------------------------------------------------------------
Operator [78]
--------------------------------------------------------------------------------
 Next we will hear from Monica Brisnehan of RBC Capital Markets.

--------------------------------------------------------------------------------
 Monica Brisnehan, RBC Capital Markets - Analyst [79]
--------------------------------------------------------------------------------
 Good afternoon. Congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [80]

--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
 Barbara Wyckoff, Buckingham Research - Analyst [81]
--------------------------------------------------------------------------------
 I think that we have gotten to the point now that we have anniversaried all of the special promotional activities that used to take place. I was wondering if you can just talk about that going forward, compared to last year.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [82]
--------------------------------------------------------------------------------
 That's a great question. And I can't tell you how relieved we are around here that we have anniversaried the end of those promotions. We will not be promotional businesses. We will clear on an ongoing basis. There will be 2 larger sales each year, one the day after Christmas, and one the day after Father's Day or the day before Father's Day, but there will be constant clearing in terms of the end of a style, just marked down and put to the back of the store.

 This is a really critical strategy for us to separate ourselves from the competition, to have better-looking stores, and to train a customer to buy goods at regular price. So great question. Thank you. You're not even related to me.

--------------------------------------------------------------------------------
Operator [83]
--------------------------------------------------------------------------------
 The next question we will take comes from Andrea Newell with Wells Fargo Securities.

--------------------------------------------------------------------------------
 Andrea Newell, Wells Fargo Securities - Analyst [84]
--------------------------------------------------------------------------------
 Hi, everyone.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [85]
--------------------------------------------------------------------------------
 Hey.

--------------------------------------------------------------------------------
 Andrea Newell, Wells Fargo Securities - Analyst [86]
--------------------------------------------------------------------------------
 Just wondering if we can get a little bit more of our hands around how SG&A might fluctuate throughout the year, if you could let us know how much did you increase the store selling hours per average store in the fourth quarter? And how are you thinking about that metric in kind of the first half of the year?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [87]
--------------------------------------------------------------------------------
 To be honest, I haven't got the statistic with me so I really can't give you a -- it is a valid question, but I can't give you a straight answer to that. I think you can see from the overall increase in the store expenditures that the increase was substantial. And again, as an incident against the total volume, I would expect it might increase somewhat in the first half of the year, but in terms of total absolute dollars, it would be less. But I don't have ha information to give you, I'm sorry.

--------------------------------------------------------------------------------
Operator [88]
--------------------------------------------------------------------------------
 Next up, we will hear from Gabrielle Kivitz with Deutsche Bank.

--------------------------------------------------------------------------------
 Gabrielle Kivitz, Deutsche Bank - Analyst [89]
--------------------------------------------------------------------------------
 Hi, congratulations.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [90]
--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
 Gabrielle Kivitz, Deutsche Bank - Analyst [91]
--------------------------------------------------------------------------------
 You have been showing such strong pricing power, particularly in denim and certain tops categories where you're really differentiating your product and where your price points have moved up significantly, and it looks like you're really just at the beginning of the realizing the opportunity especially with the direction that you're taking with the ANF brand. So my question is, are there categories that you're identifying as still untapped opportunities? Meaning they may not have been getting as much attention the past couple of seasons, but where you think you can get better and where you think the price points can start to move up?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [92]
--------------------------------------------------------------------------------
 The real honest answer to that is that I think we have opportunities everywhere. I think that the track we're on, in terms of improving product, and quality, and our ability by doing so to get premium prices affects every one of our classifications. And I think we're on a very straight line to do so, and I think we are trending in -- across the board in classifications with this strategy. So that's a good question, but I am comfortable that that trend will continue.

--------------------------------------------------------------------------------
Operator [93]
--------------------------------------------------------------------------------
 Just as a quick reminder, I would like to remind everyone that is star one if do you have a question. And we will move on to Rob Schwartz with JL Advisors.

--------------------------------------------------------------------------------
 Rob Schwartz, JL Advisors - Analyst [94]
--------------------------------------------------------------------------------
 Can you just give us a little bit more color on the break down of the sales guidance? What is the assumption for same-store sales for the year on top of the square footage growth?

--------------------------------------------------------------------------------
 Tom Lennox, Abercrombie & Fitch Co. - Director, IR and Corporate Communications [95]
--------------------------------------------------------------------------------
 We don't give comp guidance.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [96]
--------------------------------------------------------------------------------
 Sorry, we don't give comp-store guidance.

--------------------------------------------------------------------------------
 Rob Schwartz, JL Advisors - Analyst [97]
--------------------------------------------------------------------------------
 But the guidance is for 20 percent sales growth and you're guiding to 9 percent square footage growth, right?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [98]
--------------------------------------------------------------------------------
 That is correct.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [99]
--------------------------------------------------------------------------------
 That's right.

--------------------------------------------------------------------------------
 Rob Schwartz, JL Advisors - Analyst [100]
--------------------------------------------------------------------------------
 Can you help us with timing of the new stores?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [101]
--------------------------------------------------------------------------------
 No, you -- I think, you can look it our pattern in the past and think about it. We don't want to think about the business in that way and I think we've given pretty specific indications of what we believe will happen. And I think, on this score, we're giving you enough information to really think it through, okay?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [102]
--------------------------------------------------------------------------------
 Which is much more than you've had in the past, so thank you.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [103]
--------------------------------------------------------------------------------
 Don't be greedy.

--------------------------------------------------------------------------------

Operator [104]
--------------------------------------------------------------------------------
 Next up we will take a question from Dorothy Lakner of CIBC World Markets.

--------------------------------------------------------------------------------
 Dorothy Lakner, CBIC World Markets - Analyst [105]
--------------------------------------------------------------------------------
 Thanks. Good evening, everyone. I wanted to go back to denim. A question for Mike. And obviously, denim has been very, very strong throughout the industry. And strong for you as well. And you're playing a little bit of catch-up, but I also wondered what -- where you see the Ezra Fitch brand going given that premium denim, denim at very high price points seems to be selling very well in department stores and Ezra Fitch has moved up in that direction. So I just wondered of the increases that you're working at in denim, how much of that is going to be a push towards those upper price points? And then sort of a corollary to that, where -- where you see RUEHL going? I realize it is still a baby business, but where that will sort out versus the adult stores.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [106]
--------------------------------------------------------------------------------
 The RUEHL business will compete head-to-head with the premium denim business in department stores. The Ezra Fitch business will approach that level, and is a wonderful umbrella for the total Abercrombie & Fitch brand, but don't look for a significant percentage of our business to come from that. Thanks, Dorothy.

--------------------------------------------------------------------------------
Operator [107]
--------------------------------------------------------------------------------
 We will next take a question from Robin Murchison of Jefferies.

--------------------------------------------------------------------------------
 Robin Murchison, Jefferies & Company - Analyst [108]
--------------------------------------------------------------------------------
 Thanks. Actually my question was the same to explain the disconnect between the 9 percent square footage and 20 percent revenue, but I guess you're not going to address that today. Thank you.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [109]
--------------------------------------------------------------------------------
 Hi, Robin.

--------------------------------------------------------------------------------
Operator [110]
--------------------------------------------------------------------------------
 We will go ahead with the next question from Mark Friedman of Merrill Lynch.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [111]
--------------------------------------------------------------------------------
 Hey, Mark. Hello?

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [112]
--------------------------------------------------------------------------------
 Hi. Sorry, guys, I don't know I'm having technical difficulties here. Great job in the quarter. I guess my question, implications, Bob, you had talked earlier in the year about using the cash. Is there anything you can tell us as we look to '05 how much stock you might look to buy back, how we should factor that into your guidance?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [113]
--------------------------------------------------------------------------------
 I think that the key is that we will manage the cash to be in sort of 300 to 350 million range, and we have the CapEx that we have given you -- I mea,n one thing that is out there, we haven't mentioned, I think is good to mention, is that we will have to create the funds for the diversity lawsuit in the course of the year and that will absorb some cash as well. But I think once we've done that, and said that, I think you're able to sort of think about what we might be buying back and come to your own conclusions in terms of what you think our cash flows are going to look like. And we will try to respect this goal of maintaining the cash in the $300 to $350 million range throughout the year.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [114]
--------------------------------------------------------------------------------
 Okay. But for this year you're saying factor out the diversity fund in getting to that number to work back?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [115]
--------------------------------------------------------------------------------
 That is correct.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [116]
--------------------------------------------------------------------------------
 Okay. Thank you, guys.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [117]
--------------------------------------------------------------------------------
 Thanks, Mark.

--------------------------------------------------------------------------------
Operator [118]
--------------------------------------------------------------------------------
 The next question will come from Jamie Shineheit [ph].

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [119]
--------------------------------------------------------------------------------
 Hello? Is Jamie there? Hello? Jamie is with Merrill. Next?

--------------------------------------------------------------------------------
Operator [120]
--------------------------------------------------------------------------------
 We will next take a question from Phil Rabinski.

--------------------------------------------------------------------------------
 Phil Rabinski, - Analyst [121]
--------------------------------------------------------------------------------
 Yes, hi, I just wanted to address the crude expenses if you can just talk about what goes into that in the current quarter.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [122]
--------------------------------------------------------------------------------
 The primary increase in crude expenses relative to last year is the receivable that was created as a result of the class action diversity lawsuit. There is a receivable from the insurance company there. And again, that would be paid down as the insurer pays their portion of the settlement.

--------------------------------------------------------------------------------
 Phil Rabinski, - Analyst [123]
--------------------------------------------------------------------------------
 Great. Thanks very much.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [124]
--------------------------------------------------------------------------------
 My pleasure.

--------------------------------------------------------------------------------
Operator [125]
--------------------------------------------------------------------------------
 We will next go back to Jamie Shineheit [ph] with Merrill Lynch.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [126]
--------------------------------------------------------------------------------
 Can you hear me?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [127]
--------------------------------------------------------------------------------
 Hey.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [128]
--------------------------------------------------------------------------------
 Sorry. You see, I told you we were having technical difficulties. Mike, does this mean I can answer a follow-up question?

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [129]
--------------------------------------------------------------------------------
 Go ahead.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [130]
--------------------------------------------------------------------------------
 Oh, great. I don't know if I missed this before, but you closed a bunch of stores in the fourth quarter. Are those stored being closed to be converted or were they actually closures?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [131]
--------------------------------------------------------------------------------
 No, the stores we closed, we closed. The ones that we intend to remodel or to convert, we've dealt with separately. We're not considering them to be closures.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [132]
--------------------------------------------------------------------------------
 Okay.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [133]
--------------------------------------------------------------------------------
 Those were underperforming stores, Mark.

--------------------------------------------------------------------------------
 Mark Friedman, Merrill Lynch - Analyst [134]
--------------------------------------------------------------------------------
 Those were underperforming stores, okay. That makes a lot of sense. Thanks, guys.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [135]
--------------------------------------------------------------------------------
 Thanks, Mark.

--------------------------------------------------------------------------------
Operator [136]
--------------------------------------------------------------------------------
 We will next take a question from Mitch Kummetz with D.A. Davidson.

--------------------------------------------------------------------------------
 Mitch Kummetz, D.A. Davidson - Analyst [137]
--------------------------------------------------------------------------------
 Yes, thanks, guys. You spent a little time outlining your profit outlook on RUEHL going as far out as 2007. Could you address what sort of store count is implied in that?

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [138]
--------------------------------------------------------------------------------
 In going out to 2007, I think is a bit much, sort of stated, I think by the end of this year, we will have more or less perhaps 1 or 2 less than 10 stores and that's where we indicated, I think the next year, we think we will probably be able to open another 10 stores. But it is rather premature to say. And as you know, a store opening is very opportunistic. We can certainly open more stores than that, if we find the right locations, it wouldn't be a problem, but the key with RUEHL is indeed to find the right locations. The number of stores that will open and the number of mall -- the actual malls which we want to go into are much more limited when we know the brands and so we're going to be much more picky about it. But I think in general, given what we think we can do in terms of growing the business, we do think we can get to a number of stores that would get us to break even and start to get us to profitability towards the end of 2007.

--------------------------------------------------------------------------------
 Mitch Kummetz, D.A. Davidson - Analyst [139]
--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [140]
--------------------------------------------------------------------------------
 We can take one more question. Hello?

--------------------------------------------------------------------------------
Operator [141]
--------------------------------------------------------------------------------
 And it appears that there are no further questions at this point.

--------------------------------------------------------------------------------
 Mike Jeffries, Abercrombie & Fitch Co. - Chairman & CEO [142]
--------------------------------------------------------------------------------
 Thank you very much, everyone.

--------------------------------------------------------------------------------
 Bob Singer, Abercrombie & Fitch Co. - President & COO [143]
--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
 Tom Lennox, Abercrombie & Fitch Co. - Director, IR and Corporate Communications [144]

--------------------------------------------------------------------------------
 Bye-bye.

--------------------------------------------------------------------------------
 Sue Riley, Abercrombie & Fitch Co. - CFO & SVP [145]
--------------------------------------------------------------------------------
 Bye.

--------------------------------------------------------------------------------
Operator [146]
--------------------------------------------------------------------------------
 That does conclude this conference call. Thank you all for joining us and have a wonderful day.





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